SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 13, 2007

SK REALTY VENTURES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-114931	76-0747086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
585 Stewart Avenue Suite 760 Garden City, NY 11530 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (516) 683-1254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On June 13, 2007, the Stock Purchase Agreement by and between Richard Miller, Alkhalifa Capital Corporation, LLC and SK Realty Ventures, Inc. (the “Registrant” or the “Company”) was terminated pursuant to the terms of the Agreement due to the failure of Alkhalifa Capital Corporation, LLC to consummate the transaction.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2007	SK Realty Ventures, Inc. (Registrant)

/s/ Richard Miller Richard Miller, Chief Executive Officer and Chief Financial Officer